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                                                                    EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                               RBI CAPITAL TRUST I

                  THIS Certificate of Trust of RBI Capital Trust I (the "Trust"), dated May __, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware corporation, John W. Sapanski, William R. Falzone, and Christopher M. Hunter, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801 et seq.).

                  1. Name. The name of the business trust formed hereby is RBI Capital Trust I.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington,
Delaware 198901-0001.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                        WILMINGTON TRUST COMPANY, as trustee




                                        By:_____________________________________
                                        Name:
                                        Title:




                                        ---------------------------------------
                                        John W. Sapanski, as trustee




                                        ---------------------------------------
                                        William R. Falzone, as trustee




                                        ---------------------------------------
                                        Christopher M. Hunter, as trustee